SIFCO Industries, Inc. Received Notice of Non-Compliance with NYSE AMERICAN Continued Listing Requirements

Cleveland– SIFCO Industries, Inc. (NYSE American: SIF) (the “Company” or “SIFCO”) received a notice on August 22, 2023 from the NYSE American LLC ("NYSE American") indicating that, due to the delay in the filing of its Quarterly Report on Form 10-Q for the period ended June 30, 2023 (the “Form 10-Q”), the Company is not in compliance with the continued listing standards of the NYSE American, and is subject to the procedures and requirements set forth in Section 1007 of the NYSE American Company Guide. Under the applicable provisions of the NYSE American Company Guide, until SIFCO files its Form 10-Q, its common stock will remain listed on the NYSE American under the symbol “SIF,” but will be assigned an ".LF" indicator to indicate late filing status. Five business days following the receipt of this noncompliance notice, SIFCO will be added to the list of NYSE American noncompliant issuers on the website and the indicator will be disseminated with the Company’s ticker symbol. The indicator will be removed once the Company has regained compliance with all applicable listing standards.

As noted in the Form 12b-25 filed on August 14, 2023, SIFCO has experienced delays in obtaining and compiling the information required in order to complete the preparation of its financial statements to be included in its Quarterly Report on Form 10-Q for the period ended June 30, 2023. This is primarily attributable to information access limitations experienced due to the cyber incident that the Company became aware of on December 30, 2022 (the “Cyber Incident”) and was reported by the Company on Form 8-K filed with the Securities and Exchange Commission on January 6, 2023 and further described by the Company on Forms 8-K filed with the Securities and Exchange Commission on each of February 10, 2023 and April 12, 2023. Accordingly, the Company is not able to complete the preparation, review and filing of its Form 10-Q for the quarter ended June 30, 2023 within the prescribed time period without unreasonable effort or expense.

In order to maintain its listing, SIFCO will have a six-month period from August 21, 2023 to regain compliance with Section 1007 of the NYSE American Company Guide. The Company will be monitored by the NYSE American during this time, and the NYSE American will initiate delisting procedures if deemed appropriate.

The Company expects to complete the preparation, review and filing of the Form 10-Q within the timeframe prescribed under Section 1007 of the NYSE American Company Guide.

Forward-Looking Language
Certain statements contained in this press release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements relating to financial results and plans for future business development activities, and are thus prospective. Such forward-looking statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, economic conditions, concerns with or threats of, or the consequences of, pandemics, contagious diseases or health epidemics, including COVID-19, competition and other uncertainties the Company, its customers, and the industry in which they operate have experienced and continue to experience, detailed from time to time in the Company’s Securities and Exchange Commission filings.

The Company's Annual Report on Form 10-K for the year ended September 30, 2022 and other reports filed with the Securities and Exchange Commission can be accessed through the Company's website: www.sifco.com, or on the Securities and Exchange Commission's website: www.sec.gov.

SIFCO Industries, Inc. is engaged in the production of forgings and machined components primarily for the aerospace and energy markets. The processes and services include forging, heat-treating, coating, and machining.

Contacts
SIFCO Industries, Inc.
Thomas R. Kubera, 216-881-8600
www.sifco.com